U.S. Well Services, LLC Announces Third Quarter Financial Highlights and Conference Call Information
Houston, TX, December 10, 2012 - U.S. Well Services, LLC (“USWS” or the “Company”) announced today its financial and operating results for the quarter ended September 30, 2012.
FINANCIAL HIGHLIGHTS
In the third quarter of 2012, the Company reported revenues of $21.4 million, completing a total of 200 fracturing stages utilizing our two hydraulic fracturing fleets. We obtained delivery and commenced operations with our second hydraulic fracturing fleet in August 2012.
The Company reported a net loss of $5.2 million for the quarter ended September 30, 2012. The net loss included a $2.4 million non-cash charge to interest expense relating to the extinguishment of debt from the Second Contract Repurchase Offer in August 2012, in which we completed the repurchase and cancellation of $21.1 million of our outstanding 14.50% Senior Secured Notes due in 2017 (the “Notes”).
Earnings (net income) before interest, depreciation and amortization ("Adjusted EBITDA"), a non-GAAP financial measure, for the third quarter of 2012 were $3.6 million, or 16.9% of revenues. Please refer to Table 1 below for the reconciliation of GAAP and non-GAAP financial measures.
For the period from February 21, 2012 (inception date) to September 30, 2012, the Company completed 272 fracturing stages and generated revenues of $30.6 million. Net loss for the period from February 21, 2012 to September 30, 2012 was $16.1 million. Adjusted EBITDA for the period from February 21, 2012 to September 30, 2012 was $0.3 million, or 1.1% of revenues. Please refer to Table 1 below for the reconciliation of GAAP and non-GAAP financial measures.
LIQUIDITY AND CAPITAL EXPENDITURES
As of September 30, 2012, our cash balance amounted to $6.0 million. Total long-term debt at September 30, 2012 amounted to $67.9 million, consisting of $66.5 million of our Notes and $1.4 million of other long-term debt. In November 2012, we paid $2.6 million to repurchase $2.5 million of the Notes at 100% of face value, including $0.1 million in accrued interest. The repurchase of the Notes is expected to reduce future third party interest payments by $1.5 million in aggregate. The repurchased Notes are currently held in reserve with the option to resell as a source of capital funding. As of November 30, 2012, the outstanding balance of our Notes, net of the Notes repurchased, amounted to $64.0 million.
Capital expenditures for the period from February 21, 2012 to September 30, 2012 were approximately $65.4 million, primarily for the construction of our two hydraulic fracturing fleets. The Company expects to invest a total of approximately $65.8 million in capital projects in 2012. We anticipate funding our remaining 2012 capital expenditures with cash on hand and positive cash flows from operations we expect to generate in the fourth quarter.
GUIDANCE FOR FY 2012
The current forecast of Adjusted EBITDA for 2012 is between $4.6 million and $5.5 million.
CONFERENCE CALL
USWS will host a conference call to discuss its third quarter 2012 financial results on Wednesday, December 12, 2012 at 1:00 pm CST. To access the call, dial (888) 567-1602.

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
Below is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA (a non-GAAP financial measure) as required under Regulation G of the Securities Exchange Act of 1934.

	Three months ended	February 21, 2012 to
In millions	September 30, 2012	September 30, 2012
Adjusted EBITDA	$3.6	$0.3
Interest expense, net	(6.7)	(12.8)
Depreciation and amortization	(2.1)	(3.6)
Net loss	$(5.2)	$(16.1)

Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, USWS believes Adjusted EBITDA is a useful supplemental financial measure used by its management and Board of Managers and by external users of its financial statements, such as investors, to assess:

•	The financial performance of its assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of its assets to generate cash sufficient to pay interest on its indebtedness; and

•	Its operating performance and return on invested capital as compared to those of other companies in the well servicing industry, without regard to financing methods and capital structure.
Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:

•	Adjusted EBITDA does not reflect its current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, its debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than USWS does, limiting its usefulness as a comparative measure.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on USWS's current expectations, estimates and projections about USWS, its industry, its management's beliefs and certain assumptions made by management, and include statements regarding anticipated financial and operational results in future periods. No assurance can be given that such expectations, estimates or projections will prove to be correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to risks relating to economic conditions; fulfillment of our existing customer contract and initiation of additional service contracts; changes in the demand for or the price of oil and natural gas; competition in the oil and gas industry; costs and availability of raw materials and specialized equipment; availability of funding for our capital expenditures; loss of key executives; maintaining skilled workforce; compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; and effects of climate change.
Because such statements involve risks and uncertainties, many of which are outside of USWS's control, USWS's actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect USWS's business, results of operations and financial position are discussed in its Registration Statement on Form S-4, its Form 10-Q for the quarterly period ended September 30, 2012 and its other reports that it files with the Securities and Exchange Commission. Unless otherwise required by law, USWS also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that USWS files periodically with the Securities and Exchange Commission.
About U.S. Well Services, LLC
U.S. Well Services, LLC is a Houston, Texas based oilfield services provider of well stimulation services to the upstream oil and gas industry. We currently perform services in the Marcellus and Utica shale regions in Ohio, West Virginia and Pennsylvania under contract and on the spot market.
Additional information on U.S. Well Services, LLC is available on the Company's website at www.uswellservices.com.